Tahoe Stateline Venture, LLC
Real Estate Term Loan: 4128641

REAL ESTATE TERM LOAN NOTE

$14,500,000.00	December 15, 2014

FOR VALUE RECEIVED, the undersigned (“Borrower”), hereby promises to pay to the order of RABOBANK, N.A., a national banking association (“Lender”) the principal sum of Fourteen Million Five Hundred Thousand Dollars and No Cents ($14,500,000.00) and interest at the rate specified in the Credit Agreement between Borrower and Lender dated as of the date hereof (the "Credit Agreement").  Principal and interest are payable to Lender at the times specified in the Credit Agreement.  All payments shall be made to Lender in lawful money of the United States of America at 1498 Main Street, El Centro, CA 92243, or such other place as Lender directs, in same day funds.  Each capitalized term used in this note that is defined in the Credit Agreement will have the meaning specified in the Credit Agreement.  This note will be interpreted in accordance with the Drafting Conventions.

This note is referred to in, and is subject to the terms and conditions of the Credit Agreement.  Without limitation, the Credit Agreement contains provisions for acceleration of the maturity hereof upon the occurrence of certain stated events.

This note is secured by the Collateral Documents and all Liens upon and security interests created under any other written instrument or agreement stating expressly that it secures the indebtedness, liabilities or obligations of Borrower under the terms and conditions of the Credit Agreement.

Borrower has signed this note effective as of the day and year first written above.

BORROWER

TAHOE STATELINE VENTURE, LLC, a California limited liability company
By: OWENS REALTY MORTGAGE, INC., a Maryland corporation, as Manager By: _____________________________________________________ WILLIAM C. OWENS President

80241.00434\9465918.1